                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   Form 8-K/A

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 22, 1997


                           WATSON GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                  0-16011                         95-2873758
           (Commission File No.)          (IRS Employer Identification No.)


             32-B Mauchly
          Irvine, California                                     92718
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (714)-727-4020

                                      N.A.
         (Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant

        See Item 2 below, which is incorporated herein by this reference.

Item 2. Acquisition or Disposition of Assets

        On May 22, 1997, Watson General Corporation (the "Company") acquired all of the outstanding capital stock of USTMAN Industries, Inc. ("USTMAN"), a subsidiary of NDE Environmental Corporation ("NDE"), pursuant to a Stock Purchase Agreement between the Company and NDE. USTMAN provides statistical inventory reconciliation services for owners of underground storage tanks. The purchase price was $5.25 million in cash and a $500,000 promissory note. The note bears interest at the rate of 8.5% per annum, payable quarterly, with all principal due on June 1, 1998. Repayment of the note has been guaranteed by USTMAN and by two other subsidiaries of the Company, Watson Systems, Inc. and EnvirAlert, Inc. Immediately prior to the closing, all cash and cash equivalents of USTMAN on the close of business on May 21, 1997 were transferred to NDE. In addition, the Stock Purchase Agreement provides for an adjustment to the purchase price within 60 days after the closing to reflect the difference, if any, between the working capital balance of USTMAN at the closing (after taking into account the transfer of cash and cash equivalents to NDE on May 21) and $424,271 (representing the working capital balance of USTMAN as of December 31, 1996). The amount of consideration for USTMAN was determined by negotiation based upon the customer base, licenses and revenues of USTMAN. A copy of the Stock Purchase Agreement is attached to this Form 8-K as Exhibit 2.1 hereto and is incorporated herein by this reference.

        The Company obtained $7,000,000 of financing for the USTMAN acquisition and for working capital from Sagaponack Partners, L.P. ("Sagaponack"), a private investment firm based in San Francisco and New York, and its foreign affiliate, Sagaponack International Partners, L.P. (collectively, the "Investors"), pursuant to a Securities Purchase Agreement dated May 22, 1997. Senior Subordinated Notes in the aggregate principal amount of $7,000,000 were issued to the Investors, and are due and payable in five years, subject to mandatory prepayment in certain circumstances. Interest on the notes is 10% per annum for the first year, payable quarterly, and increases by one percent each year during the term of the Notes, subject to further adjustment in specified instances. The notes are secured by the assets of the Company, including the stock of its subsidiaries, and by the assets of the principal subsidiaries of the Company, including USTMAN and Watson Systems, Inc. The notes are subject to mandatory prepayment in the event that the Company completes a public offering of newly-issued shares of Common Stock (a "Stock Offering"), or in the event that one or more persons (other than the Investors or their transferees) acquire at least 50% of the outstanding Common Stock or of the operating assets of the Company (a "Company Sale"). In addition, the Company must apply toward reduction of principal at least 50% of any excess cash (defined as cash and cash equivalents of the Company existing at the end of a calendar quarter after expenses of the Company have been paid for or provided for and less any sums which the Company in good faith has reserved for expenditures in the next two calendar quarters). The Company may elect to prepay all or a portion (in multiples of $250,000) of the outstanding principal balance at any time.

        During the time that the Senior Subordinated Notes remain outstanding, the Company is subject to a number of negative covenants, as set forth in the Securities Purchase Agreement. In addition, upon the occurrence of an Event of Default, as defined in the Securities Purchase Agreement, the Senior Subordinated Notes can become immediately due and payable.

        Pursuant to the Securities Purchase Agreement, Sagaponack was issued 7,304,520 shares of the Company's Common Stock, representing 40% of the total number of shares of Common Stock outstanding immediately after such issuance, and warrants to purchase shares of Common Stock in an amount sufficient, upon the exercise of any outstanding options and warrants, for Sagaponack to maintain its 40% ownership of the outstanding Common Stock of the Company. Such warrants will be at the same price and term as the options or warrants exercised by third parties. The Company has granted Sagaponack two demand registration rights with respect to its Common Stock, warrants and shares issuable upon the exercise of warrants, as well as "piggyback" registration rights with respect to such securities.

        If, upon the occurrence of the first Event of Liquidity (as defined), the Company's cumulative adjusted Earnings Before Taxes, Depreciation and Appreciation (EBTDA) per share is not greater than 90% of the amount calculated for such date on certain projections provided to the Investors, then the Company will be obligated to issue additional shares of Common Stock to Sagaponack in an amount sufficient to increase the percentage of the Company's Common Stock issued to Sagaponack from 40% to the Adjusted Base Ownership Percentage, as defined. However, in no event shall the Adjusted Base Ownership Percentage be greater than 49.999%. If the Company pays all principal of and interest on the Senior Subordinated Notes prior to October 30, 1998 (other than where such repayment is required as a result of a Stock Offering, Company Sale or acceleration of the indebtedness pursuant to the Securities Purchase Agreement), then no adjustment pursuant to the foregoing shall be required.

        If, on a Warrant Adjustment Date (as defined), the Company's performance is less than 70% of that anticipated at the time that the Securities Purchase Agreement was executed, warrants to purchase shares of Common Stock will be issued to the Investors based upon the amount of such deficiency. The warrants issued will have an exercise price of $0.001 per share and will be exercisable at any time. A "Warrant Adjustment Date" is defined as the earlier of (a) the third anniversary of the date of the Securities Purchase Agreement or such other date thereafter designated by the Investors, (b) the date of a Stock Offering, and (c) a Company Sale.

        The Securities Purchase Agreement obligates the Company to cause USTMAN to be merged into the Company immediately and to cause Watson Systems, Inc. to be merged into the Company within 15 days after the closing. In addition, the Company is obligated to sell Toxguard Fluid Technologies and Toxguard Systems, Inc. as soon as possible.

        Pursuant to the Securities Purchase Agreement, the Company has entered into a five-year financial advisory agreement with Sagaponack Management Co. Inc. ("SMC"), pursuant to which SMC has been engaged on an exclusive basis to render financial advisory services to the Company. If, during the term of the agreement, the Company determines to undertake a public or private sale of debt or equity securities, other than a financing provided by SMC or its affiliated entities, with respect to which the Company uses the services of a financial intermediary, the Company has agreed to retain SMC as a co-managing underwriter or placement agent if SMC is licensed to perform and is reasonably capable of performing such services. In addition, if the Company during the term of the agreement determines to undertake certain business transactions and requires the services of a financial advisor, the Company shall retain SMC as the financial advisor.

        Pursuant to the Securities Purchase Agreement, the Company has entered into a Company Agreement with the Investors pursuant to which the Company has agreed that the Board of Directors will at all times consist of five members, and that the Company will nominate to become members of the Board two persons designated by the Investors and one person selected from a list of persons specified in the Company Agreement. The Company also agreed to nominate Dan R. Cook as a member of the Board of Directors. In addition, pursuant to a Shareholders Agreement entered into among the Investors and certain shareholders of the Company, including Charles A Watson, Ronald G. Crane and Dan R. Cook, the shareholders are obligated to vote their shares during any election of directors of the Company for the two nominees of the Investors and for the person nominated from the list of persons specified in the Company Agreement, unless the Investors have sufficient votes to cause the election of such persons. Such obligation shall terminate at such time as the aggregate number of shares of Common Stock owned by an Investor or under the direct or indirect control of an Investor is less than 10% of the total outstanding number of shares of Common Stock.

        Upon the closing of the Securities Purchase Agreement, Joseph Christoffel, Dennis Mulligan, James Smathers, and Charles Watson resigned as Directors of the Company. Ronald Crane as the sole remaining director elected Barry Rosenstein, Marc Weisman, and Dan Cook to the Board. The then Board elected Don Phillips as Director, in accordance with the Company Agreement.

        Copies of the Securities Purchase Agreement, Warrant Agreement, Stock Pledge Agreement, Security Agreement, financial advisory agreement, Company Agreement and Shareholders Agreement are attached to this Current Report on Form 8-K as exhibits hereto and are incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements.

         - Financial Statements of Ustman Industries, Inc. for the years ended December 31, 1995 and 1996, together with Report of Independent Accountants.

         - Unaudited Financial Statements of Ustman Industries, Inc. at March 31, 1997 and for the three months ended March 31, 1996 and 1997.

(b)   Pro Forma Financial Information.

         - Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997

         - Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 1996.

         - Unaudited Pro Forma Condensed Consolidated Statement of Operations for the quarter ended March 31, 1997.

         - Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c    Exhibits.

All Exhibits, except Exhibit 23, were filed with the original Current Report on Form 8-K on June 6, 1997. Exhibit 23 is attached hereto.

Exhibit 2.1   Stock Purchase Agreement
Exhibit 2.2   Securities Purchase Agreement
Exhibit 2.3   Warrant Agreement
Exhibit 2.4   Stock Pledge Agreement
Exhibit 2.5   Security Agreement
Exhibit 2.6   Financial Advisory Agreement
Exhibit 2.7   Company Agreement
Exhibit 2.8   Shareholder Agreement
Exhibit 23    Consent of Independent Auditors


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Watson General Corporation

                                  By:



Date 8/1/97
                                          /s/ JOSEPH L. CHRISTOFFEL
                                  ---------------------------------------------
                                  Joseph L. Christoffel, Chief Financial Officer

                              Financial Statements

                              Ustman Industries, Inc.


                              Years ended December 31, 1996 and 1995
                              with Report of Independent Auditors

                             Ustman Industries, Inc.

                              Financial Statements


                     Years ended December 31, 1996 and 1995


                                    CONTENTS

Report of Independent Auditors ................................................1

Audited Financial Statements

Balance Sheets ................................................................2
Statements of Earnings ........................................................4
Statements of Stockholders' Equity ............................................5
Statements of Cash Flows ......................................................6
Notes to Financial Statements .................................................7


                         Report of Independent Auditors

The Board of Directors and Stockholders
Ustman Industries, Inc.


We have audited the accompanying balance sheets of Ustman Industries, Inc. as of December 31, 1996 and 1995, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ustman Industries, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     /s/ ERNST & YOUNG LLP

Denver, Colorado
July 29, 1997

                             Ustman Industries, Inc.

                                 Balance Sheets


                                                                  DECEMBER 31
                                                            1996             1995
                                                       ---------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                              $   323,587      $   248,014
  Accounts receivable, net of allowance of $30,325
    and $40,000 at December 31, 1996 and 1995,
    respectively                                             454,374          514,698
  Current portion of notes receivable                         48,072           44,072
  Related party receivables                                   44,614        1,294,185
  Prepaid expenses and other                                  87,060           37,307
  Deferred tax assets                                              -           16,597
                                                       ---------------------------------
Total current assets                                         957,707        2,154,873

Property, plant, and equipment:
  Computer equipment                                         385,753          448,998
  Machinery and equipment                                     22,618           44,171
  Furniture and fixtures                                      40,840           82,253
                                                       ---------------------------------
                                                             449,211          575,422
  Accumulated depreciation                                   (21,808)        (193,920)
                                                       ---------------------------------
                                                             427,403          381,502

Long-term notes receivable                                    42,240           84,400
Intangible assets, net of accumulated amortization
  of $78,655 and $25,693 at December 31, 1996 and
  1995, respectively                                       3,499,614           39,041
Other assets, net                                            107,078          338,054
                                                       ---------------------------------
Total assets                                              $5,034,042       $2,997,870
                                                       =================================


                                                                  DECEMBER 31
                                                            1996             1995
                                                       ---------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $     40,706     $     35,620
  Accrued expenses:
    Salaries and wages                                        76,323           52,716
    Other                                                    123,154           62,137
  Deferred income                                             60,198           74,761
  Income taxes payable to parent                              77,457          312,335
  Deferred tax liability                                         861                -
                                                       ---------------------------------
Total current liabilities                                    378,699          537,569

Stockholders' equity:
  Common stock, $.01 par value:
    Authorized shares - 1,000
    Issued and outstanding shares - 1,000                         10               10
  Additional paid-in capital                               4,655,333        1,279,708
  Retained earnings                                                -        1,180,583
                                                       ---------------------------------
Total stockholders' equity                                 4,655,343        2,460,301







                                                       ---------------------------------
Total liabilities and stockholders' equity                $5,034,042       $2,997,870
                                                       =================================


See accompanying notes.

                             Ustman Industries, Inc.

                             Statements of Earnings

                                                           YEAR ENDED DECEMBER 31
                                                             1996            1995
                                                       ---------------------------------
Net sales                                                 $3,853,164       $3,953,851
Cost of sales                                              1,506,656        1,383,361
                                                       ---------------------------------
Gross profit                                               2,346,508        2,570,490

General and administrative expenses                        1,907,824        1,780,184
                                                       ---------------------------------
Operating profit                                             438,684          790,306

Interest income                                               64,987           54,855
                                                       ---------------------------------
Earnings before income taxes                                 503,671          845,161

Income tax expense                                           196,240          329,712
                                                       ---------------------------------
Net earnings                                              $  307,431       $  515,449
                                                       =================================


See accompanying notes.

                             Ustman Industries, Inc.

                       Statements of Stockholders' Equity


                                       Common Stock          Additional                           Total
                                  -------------------------    Paid-In         Retained       Stockholders'
                                    Shares      Amount         Capital         Earnings           Equity
                                  -------------------------------------------------------------------------
Balances at December 31, 1994        1,000         $10         $1,279,708      $   665,134       $1,944,852
  Net earnings                           -           -                  -          515,449          515,449
                                  -------------------------------------------------------------------------
Balances at December 31, 1995        1,000          10          1,279,708        1,180,583        2,460,301
  Net earnings                           -           -                  -          307,431          307,431
  Cash distribution to parent            -           -           (124,375)      (1,488,014)      (1,612,389)
  Contributed capital                    -           -          3,500,000                -        3,500,000
                                  -------------------------------------------------------------------------
Balances at December 31, 1996        1,000         $10         $4,655,333      $         -       $4,655,343
                                  =========================================================================


See accompanying notes.

                             Ustman Industries, Inc.

                            Statements of Cash Flows

                                                               YEAR ENDED DECEMBER 31
                                                                 1996           1995
                                                            ------------------------------
OPERATING ACTIVITIES
Net earnings                                                 $   307,431    $    515,449
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
    Depreciation and amortization                                414,794         358,282
    Deferred income taxes                                         17,458         (16,597)
    (Gain) loss on sale of property, plant, and equipment            (67)          3,244
    Changes in operating assets and liabilities:
      Accounts receivable                                         60,324         281,776
      Related party receivables                                1,249,571      (1,030,935)
      Prepaid expenses and other                                 (49,753)         13,720
      Accounts payable and accrued expenses                     (145,168)        (32,042)
      Deferred income                                            (14,563)        (22,297)
                                                           ------------------------------
Net cash provided by operating activities                      1,840,027          70,600

INVESTING ACTIVITIES
Capital expenditures                                            (177,078)       (144,754)
Proceeds from sale of property, plant, and equipment                 388               -
Collections on notes receivable                                   38,160          50,700
Increase in other assets                                         (13,535)         (9,824)
                                                           ------------------------------
Net cash used in investing activities                           (152,065)       (103,878)

FINANCING ACTIVITIES
Equity distribution                                           (1,612,389)              -
                                                           ------------------------------
Net cash used in financing activities                         (1,612,389)              -
                                                           ------------------------------

Net increase (decrease) in cash and cash equivalents              75,573         (33,278)
Cash and cash equivalents at beginning of year                   248,014         281,292
                                                           ==============================
Cash and cash equivalents at end of year                     $   323,587    $    248,014
                                                           ==============================

SUPPLEMENTAL INFORMATION
Noncash pushdown of goodwill by parent in connection
  with the Company's acquisition                              $3,500,000   $            -
                                                           ==============================



See accompanying notes.

                             Ustman Industries, Inc.

                          Notes to Financial Statements

                                December 31, 1996


1. ORGANIZATION

Ustman Industries, Inc. (the "Company") provides environmental services to owners and operators of underground and aboveground storage tanks in the United States and abroad. These products and services include statistical inventory reconciliation and other monitoring methods approved by various regulatory authorities.

For the period January 1, 1995 until October 1996, the Company was a wholly-owned subsidiary of Technology Environmental, Inc. ("TEI"). In October 1996, the Company became a wholly owned subsidiary of NDE Environmental Corporation ("NDE"). See discussions of the acquisitions of the Company at Note 3.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company primarily generates income through the testing of underground storage tanks and related software services. Sales are recognized when services are performed. Prepaid contracts are recorded as deferred income and recognized as the contract is completed.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are recorded at cost. Upon sale or retirement, the cost of the assets and related accumulated depreciation are removed from the accounts, and the resulting gains or losses are reflected in operations.

Depreciation is computed on the straight-line method using a five-year life. Depreciation charged to expense was $130,856 and $283,941 for the years ended December 31, 1996 and 1995, respectively. Expenditures for repairs and maintenance are charged to earnings as incurred, and major renewals or betterments are capitalized. Repairs and maintenance charged to expense totaled $10,031 and $6,247 for the years ended December 31, 1996 and 1995, respectively.

                             Ustman Industries, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets are amortized using the straight-line method over the following estimated useful lives:


                 Goodwill                                  15 years
                 Other intangible assets                    5 years

The carrying values of intangible assets are reviewed in connection with the Company's compliance with FAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, discussed below. No write-downs of intangible assets in 1996 or 1995 resulted from this review.

INCOME TAXES

The Company files consolidated federal tax returns with its parents. Income taxes are provided using the liability method and assuming the Company operated on a stand-alone basis. The provision for income taxes includes federal and state taxes currently payable and deferred assets and liabilities caused by timing differences between the financial statements and the tax basis of assets and liabilities.

ADVERTISING

Advertising costs are expensed as incurred and include trade shows, direct mailings, and trade publications. Advertising expenses were $280,568 and $241,870 for the years ended December 31, 1996 and 1995, respectively.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             Ustman Industries, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments for which it is practicable to estimate that value. The Company's financial instruments consist principally of cash and cash equivalents, receivables, and accounts payable. The Company believes all of the financial instruments' recorded values approximate current values.

CONCENTRATION OF CREDIT RISK

The Company grants credit to its customers, who consist primarily of major oil companies and convenience store owners/operators located in the United States and Canada. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. Management believes the allowance for doubtful accounts is adequate to absorb any expected losses.

NEW ACCOUNTING STANDARDS

In March 1995, FAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted FAS No. 121 in the first quarter of 1996. The effect of adoption was not material.

3. ACQUISITIONS OF THE COMPANY

In October 1996, the Company's parent TEI sold all of the outstanding common stock of the Company to NDE along with the common stock of two other subsidiaries owned by TEI for approximately $12,500,000 (the "NDE Acquisition"). The Company remained a subsidiary of NDE until May 1997 when all of the common stock of the Company was purchased by Watson General Corporation for a cash purchase price of $5,250,000 and an 8% note for $500,000. Both acquisitions were treated as purchases by the acquiring company.

                             Ustman Industries, Inc.

3. ACQUISITIONS OF THE COMPANY (CONTINUED)

Upon completion of the NDE Acquisition, the purchase price was allocated to the assets acquired and liabilities assumed of the purchased companies and all amounts were recorded at their fair values. This included resetting the accumulated depreciation of fixed assets to zero. NDE's purchase price in excess of the net assets of the purchased companies was assigned to goodwill and allocated to the acquired companies based upon the estimated future cash flows of their operations. The respective amounts of goodwill were contributed as additional capital to the companies by NDE. As of the acquisition date, the Company was allocated $3,500,000 of goodwill.

4. NOTE RECEIVABLE

In June 1994, the Company entered into a licensing agreement with E-Z Serve Management Company ("E-Z Serve") whereby E-Z Serve agreed to pay $198,000 in exchange for a perpetual license to use the Company's software. Payments are made annually on the first of each year beginning January 1, 1995 and continue through January 1, 1999. Interest has been imputed at 8%.

5. INTANGIBLE ASSETS

Intangible assets, net of amortization, consisted of the following:

                                                            DECEMBER 31
                                                       1996             1995
                                                  -------------------------------
                Goodwill                              $3,500,000    $         -
                Other                                     78,269         64,734
                Accumulated amortization                 (78,655)       (25,693)
                                                  -------------------------------
                Total                                 $3,499,614        $39,041
                                                  ===============================

6. OTHER ASSETS

Other assets include certain purchased proprietary software and are being amortized over five years. Amortization expense for the years ended December 31, 1996 and 1995 was $230,977 in both periods.

                             Ustman Industries, Inc.

7. COMMITMENTS

The Company's office space is leased under a noncancelable operating lease agreement. Under the terms of the lease, the Company is required to make the following minimum payments:

                  YEAR ENDING DECEMBER 31
                  -----------------------
                            1997                 $  74,952
                            1998                    77,724
                                                 =========
                            Total                $ 152,676
                                                 =========

Rental expense for the years ended December 31, 1996 and 1995 was $80,387 and $73,389, respectively.

8. EMPLOYEE BENEFIT PLAN

The Company participated in the TEI 401(k) defined contribution plan until its acquisition by NDE. It now participates in NDE's 401(k) plan. Under the NDE plan, full-time employees are eligible to participate after six months of service. At NDE's discretion, it can match annually, with equivalent value of NDE stock (using the market value as of December 31), 50% of a participant's voluntary contributions, up to 3% of a participant's compensation, and 100% for contributions between 3% to 6% of a participant's compensation.
No expense for matching contributions was recorded in 1996 or 1995.

9. INCOME TAXES

The Company is included in its parent's consolidated federal and state income tax returns and is allocated an amount due to the parent for its relative portion of the consolidated income tax expense. For purposes of showing the Company on a stand-alone basis, federal and state income taxes have been computed by assuming the Company filed a separate income tax return. All related tax assets and liabilities are due from/to the Company's parent. The Company offset amounts due to/from its parent as fulfillment for its portion of income tax expense totaling $413,660 and $413,274 during the years ended December 31, 1996 and 1995, respectively.

                             Ustman Industries, Inc.

9. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                                                 DECEMBER 31
                                                             1996            1995
                                                  ---------------------------------
     Deferred tax assets:
       Allowance for doubtful accounts                     $11,599          $15,300
       Accrued expenses                                     13,475            9,880
                                                  ---------------------------------
                                                            25,074           25,180

     Deferred tax liability:
       Prepaid expenses                                    (25,935)          (8,583)
                                                  ---------------------------------
     Net deferred tax assets (liability)                  $   (861)         $16,597
                                                  =================================

Components of income tax expense (benefit) are as follows:


                                                CURRENT      DEFERRED        TOTAL
                                             ----------------------------------------
     1996:
       Federal                                  $155,412     $ 15,176       $170,588
       State                                      23,370        2,282         25,652
                                             ----------------------------------------
                                                $178,782     $ 17,458       $196,240
                                             ========================================

     1995:
       Federal                                  $300,745     $(14,427)      $286,318
       State                                      45,564       (2,170)        43,394
                                             ----------------------------------------
                                                $346,309     $(16,597)      $329,712
                                             ========================================

                             Ustman Industries, Inc.

10. RELATED PARTY TRANSACTIONS

Related party receivables reflect charges to TEI and NDE for services performed in the ordinary course of business and intercompany transfers which occurred when the Company was owned by TEI and NDE. At December 31, 1996 and 1995, intercompany receivables were $44,614 and $1,294,185, respectively. The Company's parent allocates interest income to the Company based upon the receivable balance. For the years ended December 31, 1996 and 1995, intercompany interest income was $51,914 and $48,899, respectively.

General and administrative expenses include corporate costs totaling $110,283 and $62,432 for the years ended December 31, 1996 and 1995, respectively. These costs relate primarily to salary and employee benefits, legal, accounting, and travel expenses. Although management believe such allocations are reasonable, they are not able to determine whether such amounts are indicative of the actual costs that would have been incurred had the Company operated on a stand-alone basis.

11. CONTINGENCIES

The Company is involved in litigation and routine claims from time to time. In management's opinion, the litigation and claims in which the Company is currently involved are not material to the Company's financial position, results of operations or cash flows.

                            Ustman Industries, Inc.
                                 Balance Sheet
                                 March 31, 1997
                                  (unaudited)



ASSETS
Current assets:
    Cash and cash equivalents                     $  320,000
    Accounts receivable                              866,000
    Current portion of notes receivable               42,000
    Intercompany receivable                          194,000
    Prepaid and other current assets                 148,000
                                                  ----------
Total current assets                               1,570,000

Property and equipment, net                          458,000
Intangibles and goodwill                           3,487,000
                                                  ----------
Total assets                                      $5,515,000
                                                  ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
    Accounts payable                              $   76,000
    Accrued expenses                                 272,000
    Income taxes payable                             194,000
                                                  ----------
Total current liabilities                            542,000

Shareholder's equity:
    Common stock
    Additional paid-in capital                     4,780,000
    Retained earnings                                193,000
                                                  ----------
Total shareholder's equity                         4,973,000
                                                  ----------
Total liabilities and shareholder's equity        $5,515,000
                                                  ==========

                            Ustman Industries, Inc.
                     Consolidated Statements of Operations
                   Three Months Ended March 31, 1997 and 1996


                                                    1997            1996
                                                 (unaudited)     (unaudited)
                                                 -----------     -----------
Sales                                             $1,459,000       $981,000
Cost of sales                                        383,000        372,000
                                                  ----------       --------
    Gross profit                                   1,076,000        609,000
Selling, general and administrative expenses         572,000        456,000
Interest income, net                                   2,000         37,000
                                                  ----------       --------
Income from operations before income taxes           506,000        190,000
Income tax expense                                  (189,000)       (73,000)
                                                  ----------       --------
Net income                                        $  317,000       $117,000
                                                  ==========       ========

                            Ustman Industries, Inc.
                     Consolidated Statements of Cash Flows
                   Three Months Ended March 31, 1997 and 1996


                                                        1997            1996
                                                     (unaudited)     (unaudited)
                                                     -----------     -----------
Cash flows used in operating activities:

   Net income                                         $ 317,000       $ 117,000
   Adjustments to reconcile net income to net cash
     used for operating activities:
       Depreciation and amortization                    160,000          91,000
       (Increase) decrease in:
          Accounts receivable                          (364,000)         17,000
          Current portion of notes receivable                             2,000
          Other current assets                          (61,000)        (32,000)
          Long term receivables                                          42,000
          Accounts payable and accrued expenses         164,000          44,000
                                                      ---------       ---------
                                                        216,000         281,000
                                                      ---------       ---------
Cash flows used in investing activities:
   Purchase of property and equipment                   (70,000         (28,000)

Cash flows used in financing activities:
   Intercompany advances                               (149,000)       (289,000)
                                                      ---------       ---------
Decrease in cash                                         (3,000)        (36,000)
Cash, beginning                                         323,000         248,000
                                                      ---------       ---------
Cash, ending                                          $ 320,000       $ 212,000
                                                      =========       =========

                            USTMAN TECHNOLOGIES, INC.
                     NOTE TO UNAUDITED FINANCIAL STATEMENTS


In the opinion of management, the accompanying unaudited financial statements contain all adjustments consisting of normal recurring accruals necessary to present fairly the Company's financial position as of March 31, 1997 and the results of operations and cash flows for the three-month periods ended March 31, 1997 and 1996. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for the three-month period ended March 31, 1997 are not necessarily indicative of those to be expected for the entire year.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


On May 22, 1997, Watson General Corporation (the "Company") completed the private placement of $7 million principal amount of its 10% Senior Subordinated Notes Due 2002 and 7,304,520 shares of its common stock (the "Private Placement") and used most of the proceeds therefrom to acquire all of the outstanding capital stock of USTMAN Industries, Inc. ("USTMAN"), a subsidiary of NDE Environmental Corporation ("NDE"), pursuant to a Stock Purchase Agreement between the Company and NDE.

    The following unaudited pro forma condensed consolidated balance sheet at March 31, 1997 reflects the historical consolidated balance sheets of the Company and USTMAN, adjusted to give effect to the acquisition, as if such acquisition had occurred at March 31, 1997 and the Private Placement as if it had occurred at March 31, 1997.

    The following unaudited pro forma condensed consolidated statements of operations are presented to reflect the acquisition of USTMAN as if such acquisition had occurred on October 1, 1995 for the year ended September 30, 1996 and on October 1, 1996 for the six month period ended March 31, 1997. The USTMAN acquisition will be accounted for using the purchase method. USTMAN prepares its financial statements on the basis of a December 31 fiscal year-end. The unaudited pro forma condensed consolidated statements of operations combine the results of operations of the Company for the year ended September 30, 1996 with the results of operations of USTMAN for the year ended December 31, 1996, and the results of operations of the Company and of USTMAN for the six month period ended March 31, 1997. Accordingly, USTMAN net sales of approximately $1,001,000 and net income of $65,000 were included in the unaudited pro forma condensed consolidated statements of operations for both the fiscal periods ended September 30, 1996 and March 31, 1997.

    The unaudited pro forma condensed consolidated balance sheet and statements of operations and accompanying notes should be read in conjunction with the respective historical consolidated financial statements of the Company, as set forth in its Form 10-K-SB for the year ended September 30, 1996 and its Form 10-Q-SB for the period ended March 31, 1997 and those of USTMAN contained herein.

    The unaudited pro forma condensed consolidated financial information is based on the consolidated financial statements of the Company and USTMAN giving effect to the transactions under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

    The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believes are reasonable given the circumstances. The unaudited pro forma condensed consolidated balance sheet and statements of operations are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the acquisitions and the Private Placement occurred on the dates indicated or that may be achieved in the future.

WASON GENERAL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1997

                                            WATSON                    PRO FORMA          PRO FORMA
                                           GENERAL       USTMAN      ADJUSTMENTS       CONSOLIDATED
                                           ---------------------------------------------------------
Assets:
  Current assets
          Cash and cash equivalents          $265,000     $320,000     $6,741,000   A     $2,076,000
                                                                       (5,250,000)  B
          Accounts receivable                 449,000      908,000                         1,357,000
          Prepaid expenses and other
               current assets                 116,000      148,000                           264,000
                                           ---------------------------------------       -----------
                                              830,000    1,376,000      1,491,000          3,697,000

          Property and equipment              388,000      458,000                           846,000
          Intercompany rec/pay                             194,000       (194,000)  B
          Deferred debt issue costs                                     1,241,000   A      1,241,000
          Deposits and other assets            11,000                                         11,000
          Intangibles and goodwill          2,322,000    3,487,000      1,515,000   B      7,324,000
                                           ---------------------------------------       -----------
                                            2,721,000    4,139,000      2,562,000          9,422,000

                                           ---------------------------------------       -----------
Total assets                               $3,551,000   $5,515,000     $4,053,000        $13,119,000
                                           =======================================       ===========
Liabilities and shareholders' equity:
  Current liabilities
          Accounts payable, accrued
               expenses and other
               liabilities                 $1,017,000     $542,000       $544,000   B     $2,103,000
          Current portion of LT debt          264,000                    (105,000)  A        159,000
                                           ---------------------------------------       -----------
                                            1,281,000      542,000        439,000          2,262,000

          Long term debt and other
               liabilities                    418,000                   6,000,000   A      6,918,000
                                                                          500,000   B

          Deferred employee benefits          434,000                                        434,000

Shareholders' equity
          Common stock                      9,534,000                   1,000,000   A     10,534,000
          Additional paid in capital          653,000    4,780,000      1,294,000   A      1,740,000
                                                                         (207,000)  A
                                                                       (4,780,000)  B
          Accumulated deficit              (8,769,000)     193,000       (193,000)  B     (8,769,000)
                                           ---------------------------------------       -----------
                                            1,418,000    4,973,000     (2,886,000)         3,505,000
                                           ---------------------------------------       -----------
Total liabilities & shareholders' equity   $3,551,000   $5,515,000     $4,053,000        $13,119,000
                                           =======================================       ===========


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WATSON GENERAL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                      WATSON                    PRO FORMA           PRO FORMA
                                                     GENERAL        USTMAN     ADJUSTMENTS         CONSOLIDATED
                                                  -----------------------------------------       --------------
                                                   FOR THE YEAR  FOR THE YEAR
                                                      ENDED         ENDED
                                                    SEPTEMBER      DECEMBER
                                                     30, 1996      31, 1996
                                                  -----------------------------
Net sales                                            $4,089,000    $3,853,000   $                    $7,942,000

Cost of sales                                         2,498,000     1,507,000                         4,005,000
                                                  ------------------------------                    ------------
     Gross profit                                     1,591,000     2,346,000                         3,937,000

Selling, general and administrative                   3,368,000     1,908,000       (28,000)C         5,305,000
                                                                                   (125,000)F
                                                                                    182,000 G
Research and development                                185,000                                         185,000
Interest and other expense                               99,000       (65,000)      732,000 D         1,214,000
                                                                                    248,000 E
                                                                                    200,000 H
                                                  -----------------------------------------         ------------
Loss before provision for income taxes               (2,061,000)      503,000    (1,209,000)         (2,767,000)

Provision for income taxes                                5,000       196,000               I           201,000
                                                  -----------------------------------------         ------------
Net income (loss)                                   $(2,066,000)     $307,000   $(1,209,000)        $(2,968,000)
                                                  =========================================         ============
Net loss per share                                       $(0.22)                                         $(0.18)
                                                  =============                                     ============
Weighted average shares                               9,434,000                                      16,739,000
                                                  =============                                     ============


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 1997



                                            WATSON                      PRO FORMA          PRO FORMA
                                            GENERAL        USTMAN      ADJUSTMENTS        CONSOLIDATED
                                        ------------------------------------------      -----------------
Net sales                                   $2,170,000     $2,460,000   $                    $4,630,000

Cost of sales                                  961,000        777,000                         1,738,000
                                        -----------------------------                     --------------
           Gross profit                      1,209,000      1,683,000                         2,892,000

Selling, general and administrative          1,719,000      1,074,000      (14,000)  C        2,808,000
                                                                           (62,000)  F
                                                                            91,000   G
Research and development                       167,000                                          167,000
Interest and other expense                      71,000         (3,000)     366,000   D          658,000
                                                                           124,000   E
                                                                           100,000   H
                                        ------------------------------------------        --------------

Loss before provision for income taxes        (748,000)       612,000     (605,000)            (741,000)

Provision for income taxes                       5,000        234,000                I          239,000
                                        ------------------------------------------        --------------

Net loss                                     $(753,000)      $378,000    $(605,000)           $(980,000)
                                        ==========================================        ==============
Net loss per share                              $(0.07)                                          $(0.05)
                                        ===============                                   ==============
Weighted average shares                     10,687,000                                       17,992,000
                                        ===============                                   ==============



See accompanying notes to unaudited pro forma condensed consolidated financial statements.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS



A. To reflect the financing received from Sagaponack Partners, LP in the amount of $7,000,000 in exchange for $7,000,000 principal amount of Senior Subordinated Notes with interest at 10% and issuance of 7,304,250 shares of common stock. An original issue discount (OID) of $1,000,000 was recorded in connection with the valuation of the common stock issued in the transaction, which is a preliminary estimate and subject to adjustment upon completion of a valuation study by a qualified specialist. Approximately $1,448,000 of debt issuance costs were capitalized in connection with the financing, and are being amortized over the life of the loan (5 years).

B. To reflect consideration paid and the purchase price allocation in connection with the Company's acquisition of Ustman Industries, Inc. (Ustman). The purchase price was $6,126,000, comprised of $5,250,000 in cash, $500,000 in debt and a $376,000 preliminary price adjustment payable within ninety days. The price adjustment is subject to change based upon final determination of working capital accounts at May 22, 1997.

      Estimated purchase price in excess of net tangible assets acquired:

      Purchase price                                              $6,126,000
      Less estimated fair market value of recorded net
        tangible assets of acquired company                        1,199,000
      Excess of purchase price over fair value of net tangible    ----------
               assets acquired                                    $4,927,000
                                                                  ==========

      The above purchase price allocation is preliminary and subject to change as additional information necessary to complete the allocation becomes available. Of the $4,927,000 excess of purchase price over fair value of net tangible assets acquired, the Company has made a preliminary allocation of $3,300,000 to acquired software and the remainder to goodwill.

C. Adjustment of compensation expense for executives in connection with a signed employment agreement with the new President and agreements with prior executives.

D.    Interest on notes issued in the transaction.

E. Amortization expense for deferred debt issuance costs over five years on a straight- line basis.

F. Amortization expense for software over eight years on a straight-line basis.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS, CONTINUED



G. Amortization expense for excess of purchase price over fair value of net assets acquired over fifteen years on a straight-line basis.

H. Amortization expense for original issue discount on debt over five years on a straight-line basis.

I.    There is no pro forma tax benefit due to net losses incurred by Watson
      General.

J. The Company issued several severance packages to executives and Directors in connection with the acquisition, consisting of $67,000 in cash, 10,000 shares of common stock valued at $13,750 and the restructuring of certain option agreements to purchase common stock, some of which were issued below fair market value at the date of grant. These transactions will be recognized as charges in periods following the merger.

K. The Company is currently investigating the disposition of two of its subsidiaries, Toxguard Fluid Technologies and Toxguard Systems, Inc. This information have not been reflected in the accompanying pro forma condensed consolidated financial statements.

L. On July 12, 1997, the Company settled a lawsuit with an unfavorable outcome to the Company of $200,000 in cash and 50,000 shares of common stock, valued at $68,750 at the date of issue. This transaction has not been reflected in the accompanying pro forma condensed consolidated financial statements.

                                                                      EXHIBIT 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64310) of Watson General Corporation and in the related Prospectus of our report dated July 29, 1997, with respect to the financial statements of Ustman Industries, Inc. included in this Current Report (Form 8-K/A) to be filed with the Securities and Exchange Commission on or about July 31, 1997.


                                        /s/ ERNST & YOUNG LLP

Denver, Colorado
July 31, 1997